Application Part 2 To: ☐ AXA Equitable Life Insurance Company

☐ AXA Life and Annuity Company

PARAMEDICAL

Reason for submission of this form: ☐ New Policy ☐ Policy Change ☐ Reinstatement

1. a. Proposed Insured (*Please Print*) First Name ______ Middle Initial ______ Last Name ______

b. Height: ___ft. ___ in. **c.** Weight: ______lbs.

d. Birth Date: ______________________

e. ☐ Male ☐ Female

2. a. Name and address of personal physician (or medical facility used instead): *(If none, so state)* ______________________

b. Date and reason last consulted if within the last 5 years: ______________________

c. What treatment was given or recommended? *(If none, so state)* ______________________

(For all "Yes" answers to Questions 3-9, circle items that apply.)

	Yes	No
3. Has Proposed Insured ever had or been treated for:		
a. Disease or disorder of eyes, ears, nose or throat?	☐	☐
b. Dizziness, fainting, convulsions; paralysis or stroke; psychiatric, psychological or emotional disturbance; mental or nervous disease or disorder?	☐	☐
c. Shortness of breath; blood spitting; bronchitis, asthma, emphysema, tuberculosis and other chronic respiratory disease or disorder?	☐	☐
d. Chest pain, palpitation, high blood pressure, rheumatic fever, heart murmur, heart attack or other disease or disorder of the heart or blood vessels?	☐	☐
e. Ulcer, hernia, colitis, intestinal bleeding; jaundice, hemorrhoids, or other disease or disorder of the stomach, intestines, liver or gallbladder?	☐	☐
f. Sugar, albumin, blood or pus in urine; stone or other disease or disorder of kidney or bladder?	☐	☐
g. Diabetes; cyst, tumor, or cancer; thyroid or glandular disorder; skin disease or disorder?	☐	☐
h. Neuritis, arthritis, gout, or disease or disorder of the muscles or bones, including the back, or joints?	☐	☐
i. Deformity, lameness or amputation?	☐	☐
j. Allergies; anemia; other blood or lymph disease or disorder?	☐	☐
k. Disorder of prostate, reproductive organs, breasts, menstruation or pregnancy?	☐	☐
4. Is Proposed Insured now under observation or taking treatment?	☐	☐
5. Has Proposed Insured, within the last 10 years, been:		
a. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?	☐	☐
b. Treated by a member of the medical profession for AIDS or ARC?	☐	☐
6. Has Proposed Insured, within the last 10 years:		
a. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances?	☐	☐
b. Received counseling or treatment regarding the use of alcohol or drugs?	☐	☐
7. Has Proposed Insured's weight changed by more than 10 pounds in the last 6 months?	☐	☐

	Yes	No
8. Other than as stated in answers to Questions 2-6, has Proposed Insured, within the last 5 years:		
a. Consulted or been examined or treated by any physician or practitioner?	☐	☐
b. Had any illness, injury, or surgery?	☐	☐
c. Been a patient in or been examined or treated at a hospital, clinic, sanatorium, or other medical facility?	☐	☐
d. Had electrocardiogram, X-ray, other diagnostic test?	☐	☐
e. Been advised to have any diagnostic test, hospitalization, treatment or surgery which was not completed?	☐	☐
9. a. Has Proposed Insured, within the last 12 months:		
(i) Smoked Cigarettes?	☐	☐
(ii) Used any other form of tobacco? (Give full details)	☐	☐
b. Has Proposed Insured, within the last 5 years:		
(i) Smoked Cigarettes?	☐	☐
(ii) Used any other form of tobacco? (Give full details)	☐	☐

10. Family History	Age if Living	Cause of Death	Age at Death
Father			
Mother			
Brothers/Sisters			

DETAILS FOR "YES" ANSWERS. Include: **i.** Question Number. **ii.** Diagnosis and Treatment. **iii.** Results. **iv.** Dates and Duration. **v.** Names and Addresses of all attending physicians and medical facilities. (If additional space is needed, please attach a separate sheet, dated, signed and witnessed as below.)

The above statements and answers are true and complete to the best of my knowledge and belief. I agree that such statements and answers shall be part of the application for insurance or request for policy change or reinstatement, as the case may be. The Insurer may rely on them in acting on the application or making the policy change or reinstatement.

Dated at ______________ (City State) on ______________ (Mo. Day Yr.) **X**______________________ (Signature of Proposed Insured)

Witness *(Must be Examiner)*: ______________________

PARAMEDICAL REPORT
AXA Equitable Life Insurance Company
AXA Life and Annuity Company

11a. Height (Without shoes) ____ft. ____in.

11b. Weight (Clothed) _____lbs.

11c. Chest __ Full Inspiration _____ in.

11d. Chest __ Forced Expiration _____ in.

11e. Abdomen at Umbilicus _____ in.

11f. Did you weigh? ☐ Yes ☐ No

11g. Did you measure? ☐ Yes ☐ No

12. Blood Pressure—Record 1st Reading. If Reading exceeds 140 systolic and/or 90 diastolic, obtain and record 2nd and 3rd Readings at 5 min. intervals.

	1st Reading	2nd Reading	3rd Reading
Systolic			
Diastolic—(5th phase)			

13. Pulse Rate _____ per min.

Is it regular? ☐ Yes ☐ No

If "No," describe ____

____

14. Did you observe any physical defects (including scars, deformities, amputation, paralysis, sight or hearing impairment, etc.)?

☐ Yes ☐ No

If "Yes," describe ____

____

15. Urinalysis

	Neg.	Pos.	Amt.
Protein	☐	☐	__________
Sugar	☐	☐	__________
Blood	☐	☐	__________

In all cases, *send specimen to the laboratory with completed identification slip.*

16. Is blood being sent to the laboratory? ☐ Yes ☐ No

I made the examination reported above

at ____ A.M. on ________________________________

Mo. Day Yr.

____ P.M.

at ________________________________

(No.) (Street) (City or Town) (State)

X________________________ (Examiner's Signature)

____
Name of Facility (STAMP or PRINT)

____
No. Street

____
City State Zip Code

What proof (photo-proof preferred) of Applicant's identity did you review? ☐ Driver's License ☐ Other (Specify:______________ ________________________________)

Did this proof include a photograph? ☐ Yes ☐ No

Are you related to the Applicant or Financial Professional? ☐ Yes ☐ No

Name of Financial Professional________________________________

IMPORTANT: This report is the property of AXA Equitable and must be mailed immediately to the Branch Operations Manager. It should not be given to any other person. Before mailing, please review entire report to make certain that every question is answered completely.

PARAMEDICAL FEE AUTHORIZATIONS

(To be detached only by AXA Equitable)

Name of Examination Facility (Print or Stamp)

Street Address

City or Town State Zip Code

Insurance Examination (20) Fee $

If other tests were done, which were requested and authorized by AXA Equitable, list below:

Fee $

Fee $

Fee $

AXA EQUITABLE WILL PAY UP TO $40.00 FOR THIS EXAM. PLEASE INDICATE YOUR FEE ABOVE.

Name of Person Examined (Print)

Date of Birth Date of Examination

☐☐☐ - ☐☐ - ☐☐☐☐ SSN ☐☐ - ☐☐☐☐☐☐☐ EIN

Examiner's Social Security No. or Employer's Tax Identification No. whichever is applicable. *(The fee cannot be paid without your Social Security Number or Employer Identification Number, whichever is applicable. Your S.S.N. or E.I.N. is required for tax reporting purposes under the Internal Revenue Code. If you do not furnish this number, you may be subject to a fine imposed by the IRS.)*

AXA Equitable Use Only		Account	X	Code
LIC at		Individual Life		01
ASU at				
		Individual Health		03
		Individual Annuity		05
APP #		Life Account (ELA)		06
	or	Medical		07
		DI		08
Pol. #		Regular Group		10
		AXAL&A		20